Exhibit 99.1

PRESS RELEASE

Zachary S. Wochok, Ph.D. Joins Marrone Bio Innovations’ Board of Directors

MBI welcomes experienced agbiotech and food company executive

DAVIS, Calif., May 31, 2016 — Marrone Bio Innovations Inc. (NASDAQ: MBII) (MBI) today announced that at its annual meeting of stockholders on Wednesday, May 25, 2016, agribusiness, biotechnology and food industry executive Zachary S. Wochok, Ph.D., was newly elected to the company’s Board of Directors. MBI’s stockholders also reelected the Board’s financial expert, George H. Kerckhove.

Pam Marrone, MBI’s Chief Executive Officer and Founder, said, “We are excited to have an executive of Dr. Wochok’s experience and stature join our Board. He was at the ground level during the inception of the agbiotech industry, including founding and taking a company public. More recently, he has led and consulted for food ingredient companies.”

Dr. Wochok is currently President and Founder of the consulting company The Wochok Group, LLC. Previously he was Chairman and Chief Executive Officer of PGP International, Inc., a 250+ employee stand-alone company of ABF Ingredients Company, a division of Associated British Foods, based in Woodland, CA. Before that, he also served as the Chairman and Chief Executive Officer of NURTURE, Inc. (in Missoula, MT), as President and Chief Operating Officer of Calgene, Inc., which was then publicly traded, and as the Chief Executive Officer of Plant Genetics, Inc. (also of Davis, CA), during which time the company completed an initial public offering and later merged with Calgene, Inc., creating the largest plant biotechnology company in the United States. He has also served as business development manager in the new ventures department at Monsanto and a lead scientist for Weyerhaeuser Company.

He currently serves as Chairman of UC Davis’ California Institute of Food and Agricultural Research. He also serves as Industry Advisor to Michaelson Capital and is Director/Board Advisor, to Nucelis, Inc. and Cibus Global in San Diego, CA. Previously he served on the Board of Advisors for the biopesticide company Phyllom, Inc.

“I have known Pam Marrone and followed the development of MBI for many years in the Davis agtech community,” said Wochok. “I am excited to assist the Board, Pam and the senior team in implementing the Company’s business strategy. Biologicals are the most important and exciting emerging technology for increased yields and sustainable integrated pest management and MBI is positioned as a thought leader in that segment of the industry.”

Dr. Wochok began his career as a professor of biology at the University of Alabama, following an NIH funded post-doctoral position at Yale University. Dr. Wochock received his Ph.D. in Cell Biology and Plant Physiology from the University of Connecticut, an M.S. in Biology from Villanova University and a B.S. in Biology from La Salle University.

2121 Second Street, Suite B-107        ●        Davis, CA 95618        ●        Phone: 530-750-2800

PRESS RELEASE

About Marrone Bio Innovations

Smart. Natural. Solutions.

Marrone Bio Innovations, Inc. (NASDAQ:MBII) aims to lead the movement to a more sustainable world through the discovery, development and promotion of biological products for pest management and plant health. Our effective and environmentally responsible solutions help customers operate more sustainably while controlling pests, improving plant health, and increasing crop yields. We have four products for agriculture on the market (Regalia, Grandevo®, Venerate® and Majestene®), a proprietary discovery process, a rapid development platform, and a robust pipeline of pest management and plant health product candidates. At Marrone Bio Innovations we are dedicated to pioneering better biopesticides that support a better tomorrow for users around the globe. For more information, please visit www.marronebio.com.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the Company’s views as of any subsequent date. Examples of such statements include statements regarding implementing the Company’s strategy and the biologicals market. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including any difficulty in developing, manufacturing, marketing or selling the Company’s products, any failure to maintain and further establish relationships with distributors and other partners, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, adverse decisions by regulatory agencies and other third parties, and the impact of negative publicity and perceptions around the Company’s financial restatement. Additional information that could lead to material changes in the Company’s performance is contained in its filings with the SEC. The Company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

2121 Second Street, Suite B-107        ●        Davis, CA 95618        ●        Phone: 530-750-2800

PRESS RELEASE

Marrone Bio Innovations Contact:

Nancy M. Hood, VP Marketing

(530) 302-8290

nhood@marronebio.com

Investor Relations Contact:

James Palczynski, ICR

203-682-8229

James.Palczynski@icrinc.com

2121 Second Street, Suite B-107        ●        Davis, CA 95618        ●        Phone: 530-750-2800